Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-178389, 333-147201 and 333-156394) and Form S-8 (Nos. 333-173211, 333-38912, 333-61925, 333-122172, 33-153444, and 333-169287) of Forest City Enterprises, Inc. of our report dated April 30, 2013 relating to the financial statements of FC HCN University Park, LLC and Subsidiaries, which appear in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
April 30, 2013